Exhibit 99.1

EPI Health, a Novan Company, Enters into Exclusive License Agreement with Sato Pharmaceutical Co., Ltd. for RHOFADE® in Japan

DURHAM, N.C. – December 21, 2022 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced that EPI Health, LLC, a fully consolidated subsidiary of Novan, has entered into an exclusive license agreement with Sato Pharmaceutical Co., Ltd. (“Sato”) granting Sato the right to develop, manufacture and market RHOFADE® (oxymetazoline hydrochloride 1% cream) for rosacea in Japan.

“Since 2017, our relationship with Sato has been a valuable component of our strategy and we are pleased to further deepen and expand our partnership with Sato through this license agreement. We are committed to growing our revenue-generating product portfolio and believe the expansion of our commercial initiatives for RHOFADE into Japan represents a promising opportunity,” commented Paula Brown Stafford, President and Chief Executive Officer of Novan.

President and CEO of Sato Pharmaceuticals, Seiichi Sato, added, “We are pleased to significantly build on our longstanding relationship with Novan with this agreement. We believe the addition of RHOFADE represents an opportunity to further strengthen our position in the Japanese dermatology market and provides a valuable treatment option addressing patient needs for rosacea. Our team is committed to obtaining the necessary regulatory approvals for RHOFADE here in Japan and we look forward to adding it into our commercial portfolio as soon as possible.”

Under the exclusive license agreement, EPI Health will receive an upfront payment of $5.0 million, a $2.5 million milestone payment at the time of marketing approval in Japan, and royalty payments on net sales of the product in Japan. Sato will be responsible for obtaining regulatory approval in Japan and will have the right to access EPI Health’s U.S. dossier for RHOFADE. Sato will also have a right of first negotiation related to RHOFADE in certain other countries in the Asia Pacific region. A portion of the amounts of the upfront and milestone payments are payable by EPI Health to a third party under contractual obligations related to RHOFADE.

About RHOFADE® (oxymetazoline hydrochloride) Cream, 1%

RHOFADE® cream is an FDA-approved prescription topical treatment that may reduce persistent facial redness by at least two grades, according to both doctor and patient scales that evaluated rosacea redness in two 29-day trials in adults. At hours 3, 6, 9, and 12 on Day 29 of clinical trials, results were seen in 12% to 18% of patients using RHOFADE® cream vs 5% to 9% using vehicle.

RHOFADE® (oxymetazoline HCl) Cream, 1% - Important Safety Information

INDICATION: RHOFADE® (oxymetazoline HCl) Cream, 1% is indicated for the topical treatment of persistent facial erythema associated with rosacea in adults.

ADVERSE EVENTS: In the pivotal trials, the most common adverse reactions (≥1%) were: application-site dermatitis (2%), pruritus, erythema and pain (all 1%), and worsening inflammatory lesions of rosacea (1%).

Please see www.rhofadehcp.com for full prescribing and important safety information.

You are encouraged to report side effects of prescription drugs to the FDA. Visit
www.fda.gov/medwatch or call 1-800-FDA-1088.

About Novan

Novan, Inc. is a medical dermatology company primarily focused on researching, developing, and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. We are developing SB206 (berdazimer gel, 10.3%) as a topical prescription gel for the treatment of viral skin infections, with current emphasis on molluscum contagiosum.

Novan completed the acquisition of EPI Health in early 2022. EPI Health equips the company with a robust commercial infrastructure across sales, marketing, and communications, as well as fully dedicated market access and pharmacy relation teams. Following the acquisition, the company promotes products for plaque psoriasis, rosacea, acne and dermatoses. Novan also has a pipeline of potential product candidates using our proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

About Sato

Sato Pharmaceutical Co., Ltd., operating under its corporate philosophy of “Healthcare Innovation”, is a pharmaceutical company that provides effective, safe, and high-quality products for practicing selfcare, while always keeping the health of its customers in mind. In addition to its main consumer healthcare business, Sato Pharmaceutical also develops and provides highly original products primarily in the field of dermatology.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” “look forward to” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the benefits of the exclusive license agreement with Sato for the development, manufacture and marketing of RHOFADE for rosacea in Japan, the therapeutic value and benefits of the Company’s promoted products, including RHOFADE, and the potential market opportunity for the Company’s product candidates and promoted products. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable and the impact that the risks related to such process may have on the Company’s ability to achieve any potential payments under an exclusive license agreement with Sato; changes in the size and nature of the market for the Company’s product candidates and promoted products, including potential competition, patient and payer perceptions and reimbursement determinations; the Company’s ability to grow revenues from promoted products and the risks that past performance may not be indicative of future performance; risks related to the manufacture of raw materials and finished drug product, such as supply chain disruptions or delays, failure to transfer technology and processes to third parties effectively or failure of those third parties to obtain approval of and maintain compliance with the FDA or comparable regulatory authorities; the Company’s reliance on arrangements with third parties to support its operations and its development, manufacturing and commercialization efforts and the risk that such parties will not successfully carry out their contractual duties or meet expected deadlines; risks related to the Company’s existing contractual arrangements related to RHOFADE and the financial and other requirements set forth in those arrangements; the Company’s ability to obtain additional funding or enter into strategic or other business relationships necessary or useful for the further development or commercialization of the Company’s product candidates and the operation of its business on terms that are acceptable to the Company or at all or if such relationships or transactions are unsuccessful or the Company is unable to realize the potential economic benefits of such relationships or transactions; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2021, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

INVESTOR AND MEDIA CONTACT:
Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com